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                                                                    EXHIBIT 99.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 21, 2000, relating to the financial statements and financial highlights which appear in the June 30, 2000 Annual Report to Shareholders of the GMO Fundamental Value Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, MA
October 27, 2000